Exhibit 10.1

X3 HOLDINGS CO., LTD.

2026 Stock Option Plan

1.	Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business.

2.	Definitions. The following definitions shall apply as used herein and in the individual Stock Option Agreements except as defined otherwise in an individual Stock Option Agreement. In the event a term is separately defined in an individual Stock Option Agreement, such definition shall supersede the definition contained in this Section.

(a)	“Administrator” means the Board or any of the Committees appointed to administer the Plan or such Officer or Officers as authorized by the Board or any of the Committees appointed to administer the Plan.

(b)	“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c)	“Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of the corporate and securities laws of any jurisdiction, the Code, the rules of any applicable stock exchange or national market system, and the rules of any jurisdiction applicable to Awards granted to residents therein.

(d)	“Appointment Letter” refers to documentation that describes the terms and conditions in which each Employee, Director, or Consultant is employed, appointed, or enlisted to service the Company and/or its subsidiaries and affiliated companies.

(e)	“Articles” refers to the Company’s Eighth Amended and Restated Memorandum of Articles of Association (Approved at the extraordinary general meeting dated February 10, 2025).

(f)	“Award” means an Option, Restricted Share or Restricted Share Unit award granted to a Participant pursuant to the Plan or any other equity incentive award granted to a Participant by the Company pursuant to the authorizations of the Committee and the Plan.

(g)	“Board” means the Board of Directors of the Company.

(h)	“Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

i.	the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such shareholders accept, or

ii.	a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

(i)	“Code” means the Internal Revenue Code of 1986, as amended.

(j)	“Committee” means any committee composed of members of the Board appointed by the Board to administer the Plan, including but not limited to the Compensation Committee as appointed by the Board.

(k)	“Company” means X3 Holdings Co., Ltd., an exempt company incorporated in Cayman Islands.

(l)	“Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Consultant) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(m)	“Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(n)	“Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant (collectively, “Service Provider”) is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. An Participant’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Participant provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(o)	“Corporate Transaction” means any of the following transactions, provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

i.	a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the jurisdiction in which the Company is incorporated;

ii.	the sale, transfer or other disposition of all or substantially all of the assets of the Company;

iii.	the complete liquidation or dissolution of the Company;

iv.	any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the Ordinary Shares outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than forty percent (40%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or

v.	acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(p)	“Director” means a member of the Board or the board of directors of any Related Entity.

(q)	“Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Participant provides services regardless of whether the Participant is covered by such policy. If the Company or the Related Entity to which the Participant provides service does not have a long-term disability plan in place, “Disability” means that an Participant is unable to carry out the responsibilities and functions of the position held by the Participant by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. An Participant will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(r)	“Effective Date” means the date the Plan is adopted and approved by the shareholders of the Company, whether it be the first time the Plan is approved, or each date the Plan is renewed pursuant to shareholder approval in subsequent terms.

(s)	“Employee” means any person, including an Officer or Director, who is in the employment of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(t)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u)	“Fair Market Value” means, as of any date, the value of the subject Shares determined as follows:

i.	If the Shares at issue are listed on one or more established stock exchanges or national market systems, including without limitation the American Stock Exchange or The Nasdaq Global Market, its Fair Market Value shall be the closing sales price for such shares (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the subject Shares are listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

ii.	If the subject Shares are regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such shares as quoted on such system on the date of determination, but if selling prices are not reported, the Fair Market Value of the subject Shares shall be the mean between the high bid and low asked prices for the Shares on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

iii.	In the absence of an established market for the subject Shares of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(v)	“Listing” refers to a successful initial public offering in the Company’s Ordinary Shares to be traded on a globally accredited stock exchange.

(w)	“Incentive Share Option” means an Option that is to qualify as an Incentive Share Option as such term is defined in Section 422 of the Code.

(x)	“Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(y)	“Option” means an option to purchase Ordinary Shares pursuant to an Option Agreement granted under the Plan.

(z)	“Ordinary Share” means the Class A ordinary shares and the Class B ordinary shares which the Company is currently authorized to issue or may in the future be authorized to issue, or any securities into which or for which the ordinary shares of the Company may be converted or exchanged, as the case may be, pursuant to the terms of the Plan.

(aa)	“Participant” means a person who, as a member of the Board, Consultant or Employee, has been granted an Award pursuant to the Plan.

(bb)	“Plan” means this X3 Holdings Co., Ltd. 2026 Stock Option Plan, as amended from time to time.

(cc)	“Related Entity” means any Parent or Subsidiary of the Company and any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary of the Company holds a substantial ownership interest, directly or indirectly.

(dd)	“Replaced” means that pursuant to a Corporate Transaction the Award is replaced with a comparable Award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

(ee)	“Restricted Shares” means a Share awarded to a Participant pursuant to Section 9 that is subject to certain restrictions and may be subject to risk of forfeiture.

(ff)	“Restricted Share Units” means the right granted to a Participant pursuant to Section 10 to receive a Share at a future date.

(gg)	“Share” or “Shares” means Ordinary Shares of the Company.

(hh)	“Stock Option Agreement”, “Award Agreement” or “Option Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Participant, including any amendments thereto.

(ii)	“Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(jj)	“Trading Market Approval” means the pre-approval required from the globally accredited stock exchange or other stock exchange on which the Company’s Shares are then listed for trading for certain Share issuances.

3.	Shares Subject to the Plan.

(a)	Subject to the provisions of Section 10 below, the total number of Ordinary Shares in the capital of the Company issuable upon the exercise of all outstanding Awards granted under this Plan shall not at any time exceed 20% of the total number of outstanding Ordinary Shares, from time to time.

(b)	Further, if, after the Effective Date of the Plan, any Shares underlying an Award are forfeited, or if an Award otherwise terminates without the delivery of Shares or of other consideration, then the Shares underlying such Award, or the number of Shares otherwise counted against the aggregate number of Shares available under the Plan with respect to the Award, to the extent of any such forfeiture or termination, shall again be, or shall become, available for granting Awards under the Plan.

4.	Administration of the Plan.

(a)	Plan Administrator.

i.	Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) the Compensation Committee designated by the Board, which Compensation Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Compensation Committee shall continue to serve in its designated capacity contingent to its members’ ongoing fulfillment of obligations, the terms of termination of Committee members as stipulated by their Appointment Letters, or until otherwise directed by the Board. In the case of Awards for Employees or Consultants who are neither Directors nor Officers of the Company, the Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

ii.	Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(b)	Powers of the Administrator. Subject to Applicable Laws, especially but not limited to those regarding shareholders approval, and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

i.	To select the Employees, Directors and Consultants to whom Awards may be granted;

ii.	To determine whether and to what extent Awards are granted hereunder;

iii.	To determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

iv.	To approve forms of Award Agreements for use under the Plan;

v.	To determine the terms and conditions of any Award subject to the terms and conditions contained herein

vi.	To amend the terms of any outstanding Award granted under the Plan, provided that (A) any amendment that would adversely affect the Participant’s rights under an outstanding Award shall not be made without the Participant’s written consent, (B) the reduction of the exercise price of any Option shall be subject to the Participant’s written consent and (C) canceling an Option at a time when its exercise price exceeds the Fair Market Value of the underlying Shares, in exchange for another Option shall be subject to the Participant’s approval, unless the cancellation and exchange occurs in connection with a Corporate Transaction. Notwithstanding the foregoing, canceling an Option in exchange for another Option with an exercise price, purchase price that is equal to or greater than the exercise price of the original Option shall not be subject to the Participant’s approval;

vii.	To construe and interpret the terms of the Plan and Awards, including without limitation, any notice of Award or Award Agreement, granted pursuant to the Plan;

viii.	To take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

(c)	Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

For the purpose of this clause “gross negligence” means in relation to a person a standard of conduct constituting extreme carelessness, beyond ordinary negligence, whereby that person’s actions or inactions demonstrate reckless disregards for the duty of care owed to another.

5.	Eligibility. The Participants shall be such persons as the Administrator may select from among the Employees, Directors, and Consultants.

6.	Terms and Conditions of Options.

a.	Designation of Option. Each Option shall be designated in the Option Agreement.

b.	Conditions of Option. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Option including, but not limited to, the Option vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, cashless settlement, or other consideration) upon settlement of the Option, payment contingencies and the exercise price.

c.	Deferral of Option Payment. The Administrator may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Option, or other event that absent the election would entitle the Participant to payment or receipt of Shares or other consideration under an Option. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

d.	Early Exercise. The Option Agreement may, but need not, include a provision whereby the Participant may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Option prior to full vesting of the Option. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

e.	Term of Option. The term of each Option shall be the term stated in the Option Agreement, provided, however that in the case of an option that is to qualify as an Incentive Share Option, the term shall not exceed ten (10) years.

f.	Transferability of Options. Options shall be transferable (i) at will and by the laws of succession and distribution; (ii) during the lifetime of the Participant, to the extent and in the manner authorized by the Administrator; and (iii) upon delivery of a written assignment of the Options duly executed by the Participant at the principal office of the Company, along with the Options and funds sufficient to pay any transfer taxes payable upon the making of such transfer. The Participant shall surrender its Options to the Company within seven (7) calendar days of the date on which the Participant delivers the assignment form to the Company assigning its Options. Upon such surrender and, if required, such payment, the Company shall execute and deliver new Options in the name of the assignee and shall promptly cancel the surrendered Options. Notwithstanding the foregoing, the Participant may designate one or more beneficiaries of the Participant’s Option in the event of the Participant’s death on a beneficiary designation form provided by the Administrator.

g.	Termination of Employment Other than by Death or Disability.

i.	If an Participant ceases to be an Employee for any reason other than his or her death or disability, the Participant shall have the right, subject to the provisions of this Section 6, to exercise any Option held by the Participant at any time within sixty (60) days after his or her termination of employment, but not beyond the otherwise applicable term of the Option and only to the extent that on such date of termination of employment the Participant’s right to exercise such Option has vested.

ii.	For purposes of this Section 6(j), the employment relationship shall be treated as continuing intact while the Participant is an active Employee of the Company or any Affiliate, or is on military leave, sick leave, or other bona fide leave of absence to be determined in the sole discretion of the Administrator.

h.	Death of Participant. If an Participant dies while an Employee, or after ceasing to be an Employee but during the period while he or she could have exercised an Option under Section 6(j), any Option granted to the Participant may be exercised, to the extent it had vested at the time of death and subject to the Plan, at any time within six (6) months after the Participant’s death, by the executors or administrators of his or her estate or by any person or persons who acquire the Option by will or the laws of succession and distribution, but not beyond the otherwise applicable term of the Option.

i.	Disability of Participant. If an Participant ceases to be an Employee due to becoming totally and permanently disabled within the meaning of Section 22(e)(3) of the Code, any Option granted to the Participant may be exercised to the extent it had vested at the time of cessation and, subject to the Plan, at any time within three (3) months after the Participant’s termination of employment, but not beyond the otherwise applicable term of the Option.

j.	Time of Granting Options. The date of grant of an Option shall for all purposes be on the date which the Administrator makes the determination to grant such Option, or such other date as is determined by the Administrator.

7.	Option Exercise or Purchase Price, Consideration and Taxes.

(a)	Exercise or Purchase Price. The Administrator shall determine the exercise or purchase price in accordance with the Applicable Laws and/or pursuant to the Option Agreement to be executed between the Company and Participant, if applicable or other relevant agreement between such parties.

(b)	Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Option including the method of payment shall be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

i.	cash;

ii.	cheque;

iii.	with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Participant (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;

iv.	cashless election; or

v.	any combination of the foregoing methods of payment.

(c)	Taxes. No Shares shall be delivered under the Plan to any Participant or other person until such Participant or other person has made arrangements acceptable to the Administrator for the satisfaction of any national, provincial or local income and employment tax withholding obligations. Upon exercise of an Option the Company shall have the right, but not the obligation (except as required by applicable law), to withhold or collect from Participant an amount sufficient to satisfy such tax obligations. The Participant will be solely responsible for his/her own tax obligations.

8.	Exercise of Option.

(a)	Procedure for Exercise; Rights as a Shareholder.

i.	Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Option Agreement.

ii.	An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and when the Company receives full payment for the Shares with respect to which the Option is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iii).

9.	Restricted Shares.

(a)	Grant of Restricted Shares. The Committee, at any time and from time to time, may grant Restricted Shares to Participants as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Restricted Shares to be granted to each Participant.

(b)	Restricted Shares Award Agreement. Each Award of Restricted Shares shall be evidenced by an Award Agreement that shall specify the period of restriction, the number of Restricted Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, Restricted Shares shall be held by the Company as escrow agent until the restrictions on such Restricted Shares have lapsed.

(c)	Issuance and Restrictions. Restricted Shares shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Shares or the right to receive dividends on the Restricted Shares). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

(d)	Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Shares that are at that time subject to restrictions shall be forfeited in accordance with the Award Agreement; provided, however, that the Committee may (x) provide in any Restricted Share Award Agreement that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of terminations resulting from specified causes, and (y) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Shares.

(e)	Certificates for Restricted Shares. Restricted Shares granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

(f)	Removal of Restrictions. Except as otherwise provided in this Article 9, Restricted Shares granted under the Plan shall be released from escrow as soon as practicable after the last day of the period of restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 6.5 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant, subject to applicable legal restrictions. The Committee (in its discretion) may establish procedures regarding the release of Shares from escrow and the removal of legends, as necessary or appropriate to minimize administrative burdens on the Company.

10.	Restricted Share Units

(a)	Grant of Restricted Share Units. The Committee, at any time and from time to time, may grant Restricted Share Units to Participants as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Restricted Share Units to be granted to each Participant.

(b)	Restricted Share Units Award Agreement. Each Award of Restricted Share Units shall be evidenced by an Award Agreement that shall specify any vesting conditions, the number of Restricted Share Units granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine (including, without limitation, limitations on the right to receive dividend equivalents on the Restricted Share Units).

(c)	Performance Objectives and Other Terms. The Committee, in its discretion, may set performance objectives or other vesting criteria which, depending on the extent to which they are met, will determine the number or value of Restricted Share Units that will be paid out to the Participants.

(d)	Form and Timing of Payment of Restricted Share Units. At the time of grant, the Committee shall specify the date or dates on which the Restricted Share Units shall become fully vested and nonforfeitable and the delivery schedule (which may include deferred delivery later than the vesting date). Upon vesting, the Committee, in its sole discretion, may settle Restricted Share Units in the form of cash, Shares or a combination thereof.

(e)	Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Share Units that are at that time unvested shall be forfeited in accordance with the Award Agreement; provided, however, the Committee may (x) provide in any Restricted Share Unit Award Agreement that restrictions or forfeiture conditions relating to Restricted Share Units will be waived in whole or in part in the event of terminations resulting from specified causes, and (y) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Share Units.

11.	Conditions Upon Issuance of Shares.

(a)	Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)	As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

12.	Adjustments upon Changes in Capitalization.

Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Awards may be granted to any Participant in any fiscal year of the Company, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Ordinary Shares resulting from a share split, reverse share split, share dividend, combination or reclassification of the Ordinary Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Ordinary Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Ordinary Shares including a corporate merger, consolidation, acquisition of property or equity, separation (including a spin-off or other distribution of shares or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award. In the event of a spin-off transaction, the Administrator may in its discretion make such adjustments and take such other action as it deems appropriate with respect to outstanding Awards under the Plan, including but not limited to: (i) adjustments to the number and kind of shares, the exercise or purchase price per share and the vesting periods of outstanding Awards, (ii) prohibit the exercise of Awards during certain periods of time prior to the consummation of the spin-off transaction, or (iii) the substitution, exchange or grant of Awards to purchase securities of the Subsidiary; provided that the Administrator shall not be obligated to make any such adjustments or take any such action hereunder.

13.	Corporate Transactions and Changes in Control.

(a)	Termination of Award to Extent Not Assumed in Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate; provided, however, that to extent any Awards are assumed in connection with the Corporate Transaction (“Assumed”), such Awards shall not terminate.

(b)	Acceleration of Award Upon Corporate Transaction or Change in Control.

i.	Corporate Transaction. The Administrator may determine, in the event of a Corporate Transaction, for the portion of each Award that is neither Assumed nor Replaced, such portion of the Award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares (or other consideration) at the time represented by such portion of the Award, immediately prior to the specified effective date of such Corporate Transaction, provided that the Participant’s Continuous Service has not terminated prior to such date.

ii.	Change in Control. The Administrator may determine, in the event of a Change in Control (other than a Change in Control which also is a Corporate Transaction), each Award which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value), immediately prior to the specified effective date of such Change in Control, for all of the Shares (or other consideration) at the time represented by such Award, provided that the Participant’s Continuous Service has not terminated prior to such date.

14.	Effective Date and Term of Plan.

The Plan shall be effective from the date that the Plan is approved by the Board. Unless sooner terminated by action of the Board, the Plan shall continue in effect for a term of ten (10) years unless sooner terminated or unless renewed for another period not to exceed ten (10) years pursuant to shareholder approval. Subject to Section 19, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

15.	Amendment, Suspension or Termination of the Plan.

(a)	The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required by Applicable Laws, or if such amendment would change any of the provisions of Section 3(a), Section 4(b)(vi) or this Section 15(a).

(b)	No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c)	No suspension or termination of the Plan (including termination of the Plan under Section 14 above) shall adversely affect any rights under Awards already granted to an Participant.

16.	Reservation of Shares.

(a)	The Company, during the term of the Plan, will at all times reserve and keep available out of its authorized but unissued Shares, such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b)	The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

17.	No Effect on Terms of Employment/Consulting Relationship.

The Plan shall not confer upon any Participant any right with respect to the Participant’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Participant’s Continuous Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of an Participant who is employed at will is in no way affected by its determination that the Participant’s Continuous Service has been terminated for Cause for the purposes of this Plan. For Cause shall have the meaning and conditions set forth under Termination clauses, where applicable, in each such Participant’s Appointment Letter with the Company.

18.	No Effect on Retirement and Other Benefit Plans.

Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

19.	Shareholder and Trading Market Approval.

(a)	Subject to the Applicable Laws, including but not limited to Nasdaq Rule 5635(c), once this Plan is approved by the shareholders of the Company, the granting of individual Awards hereunder will not require any further shareholder approvals, unless such approval is required under Applicable Laws.

(b)	If required by the Applicable Laws, no Awards shall be granted unless and until the Company received Trading Market Approval of such Awards and the Shares underlying such Awards.

20.	Unfunded Obligation.

Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and an Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of the Company or a Related Entity. The Participants shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

21.	Shareholder Rights.

Except as otherwise provided in this Plan an Participant shall have none of the rights of a shareholder of the Company with respect to the Shares covered by any Award until the Participant becomes the recorded owner of such Shares.

22.	Construction.

Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

23.	Information to Participants.

Each Participant shall be provided with such information regarding the Company as the Board or the Committee from time to time deems necessary or appropriate; provided, however, that each Participant shall at all times be provided with such information as is required to be provided from time to time pursuant to applicable regulatory requirements.

24.	Governing Law.

The Plan and any Agreements under the Plan hereunder shall be administered, interpreted and enforced under the laws of the Cayman Islands without regard to conflicts of laws thereof.

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